Exhibit 99.1

PROMISSORY NOTE

$500,000.00	May 26, 2023 Eugene, Oregon

FOR VALUE RECEIVED, the undersigned, Arcimoto, Inc., an Oregon corporation (“Arcimoto”), hereby promises to pay to the order of Joshua S. Scherer (“Holder”), at 143 Reade Street, Apartment 4a, New York, New York 10013 or at such other address as Holder may designate in writing to Arcimoto, in lawful money of the United States of America, the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Principal Amount”), plus interest as hereinafter provided, payable as set forth below.

1.                  Arcimoto and the Holder hereby accepts, acknowledges, agrees, and understands that (a) Arcimoto and the Holder are financially sophisticated counterparties to this Promissory Note, (b) the terms and conditions of this Promissory Note were negotiated at arm’s length and constitute commercially reasonable terms, (c) the Promissory Note is reasonably necessary for working capital of Arcimoto, (d) Arcimoto is authorized to borrow the Principal Amount; and (e) Holder was neither obligated nor compelled to make any such loan to Arcimoto. For avoidance of any doubt, Holder was not a participant in the evaluation, consideration, and/or acceptance by Arcimoto of this Promissory Note and the terms and conditions of this Promissory Note were offered to other potential investors to participate on a pro rata basis. The making of this Promissory Note shall not create any additional fiduciary duty as between the Holder and Arcimoto and shall not otherwise restrict the right to foreclose, or restrict any other legal remedies which may be exercised by the Holder as may be provided to a third-party creditor under law.

2.                  Arcimoto and the Holder further acknowledge and agree that, in accordance with FINRA Rule 3240(a)(2), this Promissory Note (a) is based on a business and personal relationship outside of Arcimoto’s engagement of Ducera Partners LLC (and its affiliates including, where appropriate, Ducera Securities LLC, “Ducera”) and, in particular, the relationship between the Holder and Arcimoto pre-dates any engagement and there is no contingency for Arcimoto to continue their engagement based on the terms and conditions of the Promissory Note; and (b) Holder notified, and obtained requisite approval from, Ducera prior to execution of the Promissory Note.

3.                  The Principal Amount shall be due and payable in cash on the earlier of: (a) June 25, 2023; or (b) the date the Arcimoto raises third-party capital in an amount equal to or in excess of the Principal Amount (the “Maturity Date”) in (x) cash or (y) at the option of the Holder, in the event the Arcimoto issues convertible promissory notes in an offering led, or participated, by Ducera to third parties before the Maturity Date, in a convertible promissory note on the same terms as purchased by such third parties. Notwithstanding anything else contained herein, Arcimoto and Holder acknowledge and agree that this Promissory Note is not conditioned upon any future financing being made available to Arcimoto by the Holder or Ducera.

4.                  On the Maturity Date, Arcimoto will pay Holder a fixed interest amount of SEVENTY FIVE THOUSAND DOLLARS ($75,000) in Arcimoto’s common stock calculated based on the closing stock price on the Maturity Date.

5.                  The Arcimoto may prepay the indebtedness evidenced hereby.

6.                  As used herein, the term “Event of Default” shall mean and include: (a) nonpayment, when due, of any amounts due hereunder; (b) the filing, by or against Arcimoto, of any petition for relief under the Federal Bankruptcy Code or any similar provision of state law; (c) the making of an assignment by Arcimoto for the benefit of its creditors; (d) the insolvency of Arcimoto; or (e) the filing, by or against Arcimoto, of any provision for relief under any reorganization, Arcimoto-relief or similar statute designed to provide relief for Arcimotos with respect to their creditors.

7.                  Upon the occurrence of an Event of Default, all amounts due hereunder shall, at the sole election of Holder, become immediately due and payable. Interest shall accrue, and shall be payable on demand, on the outstanding principal balance of this Note from the date of any default hereunder and for so long as such default continues, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby as set forth herein, at a rate equal to ten percent (10%) per annum.

8.                  Should this Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney-at-law or under advice therefrom, Holder shall be entitled to collect reasonable attorneys’ fees and all costs of collection.

9.                  This Note shall be construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles.

10.               Time is of the essence of this Note. Arcimoto hereby waives presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest, or any other notice of any kind with respect thereto.

IN WITNESS WHEREOF, the undersigned Arcimoto has duly executed this instrument under seal as of the date first above written.

Arcimoto, Inc. By: _________________________ Name: ________________________ Title: ________________________